EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Toys “R” Us, Inc. Commences Tender Offer for Its Senior Notes Component of

Equity Security Units

Wayne, NJ, April 7, 2005 – Toys “R” Us, Inc. (NYSE: TOY) announced that it has received written request from Global Toys Acquisition, LLC, the investment group consisting of affiliates of Bain Capital Partners LLC, Kohlberg Kravis Roberts & Co. and Vornado Realty Trust (NYSE: VNO), to commence a cash tender offer to purchase up to $402,500,000 principal amount of its outstanding Senior Notes due August 16, 2007. Toys “R” Us commenced the tender offer on April 6, 2005. The notes currently bear interest at an annual rate of 6.25%, subject to reset during specified remarketing periods. The notes were originally issued on May 28, 2002 by Toys “R” Us as part of its Equity Security Units, which consisted of a purchase contract for a specified number of shares of Toys “R” Us common stock, collateralized by the related note. The purchase contracts will not be affected by the tender offer. The Equity Security Units trade on the New York Stock Exchange under the symbol “TOYPrA.”

For each $1,000 principal amount of notes validly tendered, Toys “R” Us is offering to pay an amount in cash equal to the sum of (1) a fixed cash payment of $20.625 and (2) the price of a zero-coupon U.S. Treasury security in a principal amount at maturity of $1,000 and with a maturity date of August 15, 2005, as determined on the second business day prior to the expiration date of the tender offer. All holders of notes who are holders of record on May 1, 2005, including those who tender their notes in the tender offer, will be entitled to receive the regular interest payment, which is scheduled to be paid on May 16, 2005. The tender offer is expected to expire at 11:59 p.m., New York City time, on Tuesday, May 3, 2005, unless extended or earlier terminated. The settlement date of the tender offer will be promptly after the expiration date and is expected to be May 6, 2005. These and other terms of the tender offer are described in an Offer to Purchase and related Letter of Transmittal provided to the holders of the notes.

The fixed cash payment will be paid directly to the tendering holders of notes. By tendering their notes, the holders whose Notes are currently held under the pledge arrangement under the Equity Security Units will direct the Depositary Agent for the tender offer to use that portion of the consideration related to the Treasury securities to purchase the Treasury securities which are required to be substituted as collateral under the pledge arrangement as security for the tendering holders’ obligations under the purchase contracts. If so directed, the Depositary Agent has agreed to purchase or otherwise deliver the Treasury securities on behalf of the holders in order to facilitate their ability to tender the notes pursuant to the tender offer.

Toys “R” Us may place bids in any remarketing for any notes not purchased by it in the tender offer.

For the tender offer, Credit Suisse First Boston will serve as the Dealer Manager and Georgeson Shareholder Communications Inc. will serve as the Information Agent. Requests for information should be directed to Credit Suisse First Boston at 212-325-2130 (call collect) or Georgeson Shareholder Communications Inc. at 800-561-4106 (toll free) and requests for documentation should be directed to Georgeson Shareholder Communications Inc. at 800-561-4106 (toll free) or 212-440-9800 (banks and brokers). The Depositary Agent is The Bank of New York.

THIS ANNOUNCEMENT IS NOT AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL WITH RESPECT TO THE NOTES. THE OFFER IS BEING MADE SOLELY BY THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL.

Toys “R” Us is one of the leading specialty toy retailers in the world. As of April 2, 2005, it sells merchandise through 1,504 stores, including 680 toy stores in the U.S. and 606 international toy stores, including licensed and franchise stores as well as through its Internet sites at www.toysrus.com, www.imaginarium.com and www.sportsrus.com. Babies “R” Us, a division of Toys “R” Us, is the largest baby product specialty store chain in the world and a leader in the juvenile industry, and sells merchandise through 218 stores in the U.S. as well as on the Internet at www.babiesrus.com.

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. All statements herein that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. We generally identify these statements by words or phrases such as “anticipate,” “estimate,” “plan,” “expect,” “believe,” “intend,” “will,” “may,” and similar words or phrases. These statements discuss, among other things, our strategy, store openings and renovations, future financial or operational performance, anticipated cost savings, results of restructurings, anticipated domestic or international developments, our proposed merger and other goals, targets and future occurrences and trends. These statements are subject to risks, uncertainties and other factors, including, among others, competition in the retail industry, seasonality of our business, changes in consumer preferences and consumer spending patterns, general economic conditions in the United States and other countries in which we conduct our business, our ability to implement our strategy, availability of adequate financing, our dependence on key vendors of our merchandise, international events affecting the delivery of toys and other products to our stores, economic, political and other developments associated with our international operations, and risks, uncertainties and factors set forth in our reports and documents filed with the Securities and Exchange Commission (which reports and documents should be read in conjunction with this press release). We believe that all forward-looking statements are based upon reasonable assumptions when made; however, we caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes and that, accordingly, you should not place undue reliance on these statements. Forward-looking statements speak only as of the date when made, and we undertake no obligation to update these statements in light of subsequent events or developments. Actual results and outcomes may differ materially from anticipated results or outcomes discussed in forward-looking statements.

CONTACTS:

FOR DEALER MANAGER

Credit Suisse First Boston

Eleven Madison Avenue

New York, NY 10010-3629

Call Collect: 212-325-2130

FOR INFORMATION AGENT

Georgeson Shareholder Communications Inc. Christopher Hayden 800-561-4106 (toll free)

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